Exhibit 5.2

Clark Hill PLC One Oxford Centre 301 Grant Street, 14th Floor Pittsburgh, PA 15219-1425 T 412.394.7711 F 412.394.2555 clarkhill.com

February 1, 2018

Keane Frac, LP

2121 Sage Road

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Keane Frac, LP, a Pennsylvania limited partnership (the “Partnership”), in connection with the filing by Keane Group, Inc., a Delaware corporation (the “Company”), the Partnership and certain other subsidiaries of the Company (the Company, the Partnership and such other subsidiaries are collectively, the “Issuers”) with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) debt securities (the “Debt Securities”) of one or more of the Issuers (in such capacity, a “Debt Securities Issuer”), and (iii) guarantees of the Partnership and/or one or more of the other Issuers (collectively in such capacity, the “Guarantors”) to be issued in connection with the Debt Securities (the “Guarantees”). The Common Stock, the Debt Securities and the Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement”) pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price. The Debt Securities and the Guarantees thereof, if any, will be issued under indentures (as amended and supplemented by any supplemental indentures, the “Indentures”), among one or more Debt Securities Issuers, one or more Guarantors, as applicable, and such trustee as shall be named therein.

As Pennsylvania counsel to the Partnership in connection with the proposed issuance of the Debt Securities and the Guarantees, we have reviewed only the following documents and made no other investigation or inquiry: (i) a copy of the Registration Statement, including the Prospectus, (ii) a copy of the Certificate of Limited Partnership and Second Amended and Restated Limited Partnership Agreement of the Partnership, each as amended or modified to date (collectively, the “Organizational Documents”); and (iii) a copy of the subsistence certificate of the Partnership, as certified by the Department of State of the Commonwealth of Pennsylvania on January 31, 2018 (the “Subsistence Certificate”).

In our examination of the above-referenced documents, we have assumed (without independently investigating or verifying) (a) the legal capacity of all natural persons executing the Registration Statement, and such other agreements, certificates and documents executed in connection therewith, (b) the genuineness of all signatures, (c) the authenticity of all documents, certificates and instruments submitted to us as originals, and (d) the conformity with the originals of all documents submitted to us as copies. We have also assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the

Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such Indenture, will each be duly authorized, executed and delivered by the parties thereto; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any supplemental indenture to the Indenture; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto. We have also assumed that, at the time of any PA Issuance (as defined below), the general partner of the Partnership (the “General Partner”) (x) shall have the power and authority to act in such capacity on behalf of the Partnership, and (y) shall have been duly authorized by its governing entity, body or person to act on behalf of the Partnership in connection with any such PA Issuance. We have further assumed that the Debt Securities, Guarantees and Indentures will conform to the forms thereof that we have reviewed and will be offered, issued and delivered in accordance with applicable law and any requirements therefor set forth in any corporate action authorizing the Debt Securities, Guarantees or Indentures and in the manner contemplated by the Registration Statement.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. Based solely on the Subsistence Certificate, the Partnership is a limited partnership duly registered and presently subsisting under the laws of the Commonwealth of Pennsylvania.

2. The Partnership shall have the power to execute, issue and perform its obligations under any Debt Securities issued by the Partnership (any such issuance, a “PA Debt Security”) or any Guarantees issued by the Partnership (any such Guarantee issuance by the Partnership, together with any PA Debt Security, is hereinafter referred to as a “PA Issuance”), the execution, delivery, issuance and performance of any PA Issuance will not violate the Organizational Documents or any Applicable Laws and all necessary action of the Partnership shall have been taken to authorize the execution, delivery and performance by the Partnership of any PA Issuance, when:

a. The General Partner shall have taken appropriate partnership action to establish the terms of such PA Issuance and to authorize the execution, issuance and performance (and sale, if applicable) of such PA Issuance by the Partnership;

b. The terms of such PA Issuance and of its sale, if applicable, have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Partnership;

c. Such PA Issuance shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and

d. Such PA Issuance shall have been issued (and sold, if applicable), for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

As used in this paragraph 2, “Applicable Laws” means the laws of the Commonwealth of Pennsylvania that in our experience are normally applicable to transactions of the type contemplated by the Registration Statement, the Prospectus, the Indentures, the Debt Securities and/or the Guarantees. We are not opining on specialized laws that are not customarily covered in opinion letters of this kind such as tax, insolvency, antitrust, foreign investment, fraudulent transfer and conveyance, pension, employee benefits, environmental, intellectual property, banking regulation, insurance, labor, health and safety laws.

We express no opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania.

This opinion is given on the basis of the law and the facts existing as of the date hereof and delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

This opinion letter may be relied upon by Schulte Roth & Zabel LLP, as if it were addressed to it, in rendering its opinion in connection with the registration of the Debt Securities and the Guarantees as described in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Clark Hill PLC